EXHIBIT 32.1

In connection with the accompanying Annual Report of China Shuangji Cement Ltd. (the “Company”) on Form 10-KSB for the year ending December 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Wenji Song, in my capacities set forth below of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1)

The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

April 15, 2008

/s/ Wenji Song

Wenji Song, President

(as Principal Executive Officer)